Camden National Corporation Reports An 8% Increase In
Third Quarter 2015 Core Operating Earnings

CAMDEN, Maine, October 27, 2015/PRNewswire/--Camden National Corporation (NASDAQ: CAC; “Camden National” or the “Company”), a $2.9 billion bank holding company headquartered in Camden, Maine, reported third quarter 2015 core operating earnings1 and core diluted earnings per share ("EPS")1 of $7.0 million and $0.93 per share, respectively, representing increases of 8% over the third quarter of 2014. Our third quarter 2015 net income and diluted EPS of $6.5 million and $0.86 per share, respectively, as presented in accordance with accounting principles generally accepted in the United States ("GAAP"), was flat compared to the third quarter of 2014, as it included one-time costs of $766,000 related to the merger with SBM Financial, Inc. (“SBM”) in the third quarter of 2015 that closed on October 16, 2015.

“The Company continues to deliver strong financial results while overseeing the successful merger of SBM and its subsidiary bank, The Bank of Maine, into Camden National and Camden National Bank," said Gregory A. Dufour, president and chief executive officer of the Company.

Core operating earnings1 and core diluted EPS1 for the nine months ended September 30, 2015 were $20.5 million and $2.74 per share, respectively, representing increases of 13% over the same period of 2014. GAAP net income and diluted EPS for the nine months ended September 30, 2015 were $19.3 million and $2.57, respectively, representing increases of 4% over the same period of 2014.

Dufour added, "We completed the merger of SBM into Camden National on October 16, 2015, marking a significant milestone in the 140 year history of Camden National. The merger of these two companies not only creates size and scale but allows Camden to increase its visibility and viability within the southern Maine markets with an immediate and already established presence, while expanding our mortgage origination capabilities across New England."

Financial Highlights

•
Third quarter 2015 core operating earnings increased $500,000, or 8%, over the third quarter of 2014, while year-to-date September 30, 2015 core operating earnings increased $2.3 million, or 13%, over the same period of 2014

•	Third quarter 2015 core diluted EPS increased $0.07 per share, or 8%, over the third quarter of 2014, while year-to-date September 30, 2015 core diluted EPS increased $0.32 per share, or 13%

•	Asset quality continues to improve as non-performing assets to total assets of 0.54% at September 30, 2015 decreased 5 basis points since the prior quarter and 28 basis points since year-end

•	On October 16, 2015, Camden National and SBM completed their merger, creating Maine’s largest community bank and significantly expanding the franchise within Southern Maine

Balance Sheet

Total assets at September 30, 2015 were $2.9 billion, representing an increase of $81.9 million, or 3%, since year-end. The growth in total assets was driven primarily by an increase in loans (including loans held for sale) of $58.4 million, or 3%. Our loan growth was centered within the commercial real estate portfolio, which has increased $50.3 million since December 31, 2014. Our commercial loan portfolio now makes up 52% due to our continued focus on becoming Maine's business bank and supporting the growth and economic development across all communities that we serve. The retail loan portfolio saw modest growth of $6.7 million, or 1%, since year-end, which is in large part due to our strategic shift in 2015 to sell all 30-year mortgage production. For the nine months ended September 30, 2015, the Company has sold $24.5 million of 30-year mortgage production.

_____________________________________________________________________________________________
1 This is a non-GAAP measure. Please refer to the "Reconciliation of non-GAAP to GAAP Financial Measures" for further details.

Total deposits (excluding brokered deposits) at September 30, 2015 were $1.8 billion, representing an increase of $64.9 million, or 4%, since year-end. Non-interest bearing demand deposits increased $45.6 million, or 17%, at September 30, 2015 compared to year-end largely due to the seasonality of core deposits within our markets across Maine, but we also experienced a $26.8 million, or 10%, increase over September 30, 2014. Certificates of deposit increased $22.8 million since year-end as one significant depositor shifted funds into a 6-month term in the third quarter of 2015. Total borrowings (including brokered deposits) were $792.8 million at September 30, 2015, representing a decrease of $1.9 million since year-end. The decrease is due to the seasonal inflow of core deposits.

Third Quarter 2015 Core Operating Results

Core operating earnings for the third quarter of 2015 totaled $7.0 million, representing an increase of $500,000, or 8%, compared to the third quarter of 2014. The primary factors driving the increase in core operating earnings were:

•
Net interest income on a fully-taxable basis increased $801,000 to $20.5 million compared to the third quarter of 2014. The 4% increase in net interest income was primarily driven by an increase in average loan balances of $101.0 million, or 6%, and partially offset by a 2 basis point decrease in net interest margin to 3.08%.

•
Non-interest income, excluding gains on the sale of investment securities, increased $603,000 to $6.6 million compared to the third quarter last year. This 10% increase was driven by higher mortgage banking income of $335,000 from mortgage sales and $435,000 of income recognized on loan swaps in the third quarter of 2015 that did not occur in the third quarter of 2014.

•
Provision for credit losses of $279,000 for the third quarter of 2015 was $260,000 lower than the same period last year. The decrease in the provision was reflective of continued asset quality improvement, highlighted by a decrease in our non-performing loans to total loans of 52 basis points to 0.83% since September 30, 2014. Net charge-offs to average loans (annualized) for the third quarter of 2015 were 0.08%, representing a 12 basis points improvement over the same period last year, while loans 30-89 days past due to total loans at September 30, 2015 were 0.18% compared to 0.38% a year ago.

•
Non-interest expense, excluding non-recurring costs associated with the merger, increased 5% to $15.9 million for the third quarter of 2015 compared to the third quarter of 2014. The increase is due to higher salaries and employee benefits of $613,000, which was driven by normal employee merit increases and higher incentive accruals due to strong year-to-date performance. Other operating expenses increased $222,000 due to costs associated with enhancing our website platform and statement mailings totaling $123,000, and higher losses associated with check and debit card fraud of $71,000.

Year-To-Date Core Operating Results

Core operating earnings for the nine-months ended September 30, 2015 totaled $20.5 million, representing an increase of $2.3 million, or 13%, compared to the same period of 2014. The primary factors driving the increase in core operating earnings were:

•
Net interest income on a fully-taxable basis increased $3.5 million to $61.3 million compared to the same period last year. This 6% increase was driven by average loan portfolio growth of $138.9 million, or 8%. Net interest margin increased 2 basis points to 3.12% compared to the same period a year ago. The increase was driven by a full pay-off of one significant commercial real estate loan in the second quarter of 2015 that was on non-accrual status. The Company recognized $734,000 of interest income upon pay-off of this loan, and excluding this one-time event, net interest margin for the nine months ended September 30, 2015 decreased 2 basis points to 3.08% basis points compared to a the same period a year ago.

•
Non-interest income, excluding gains on the sale of investment securities, increased $1.3 million to $19.0 million compared to the same period last year. This 7% increase was driven by higher mortgage banking income of $778,000, incremental bank-owned life insurance income of $292,000 from the additional $10.0 million investment made in the third quarter last year, and higher income on loan swaps of $458,000.

•
Provision for credit losses of $979,000 for the nine months ended September 30, 2015 was $696,000 lower than the same period last year. The decrease in the provision has been due to the asset quality improvement across our loan portfolios, highlighted by a 35% decrease in non-performing loans and a 38% decrease in non-performing assets at September 30, 2015 compared to a year ago. A decrease of 6 basis points in our net charge-offs (annualized) to average loans also contributed to a lower provision compared to the same period a year ago.

•
Non-interest expense, excluding non-recurring costs associated with the merger, increased 4% to $48.0 million for the nine months ended September 30, 2015 compared to the same period last year. The increase is primarily due to the increase in salaries and employee benefits of $1.2 million, or 5%, which was driven by normal employee merit increases and higher incentive accruals due to strong year-to-date performance. Other factors include an increase in systems and data processing costs of $294,000 driven by internal systems and software upgrades to enhance the functionality and experience for our customers and employees and higher losses associated with check and debit card fraud of $121,000.

Dividends and Capital

The board of directors approved a dividend of $0.30 per share, payable on October 30, 2015, to shareholders of record as of October 19, 2015. This distribution represents an annualized dividend yield of 2.97%, based on the September 30, 2015 closing price of Camden National's common stock at $40.40 per share as reported by NASDAQ.

The Company's total risk-based capital ratio, Tier I risk-based capital ratio, common equity Tier I risk-based capital ratio, and Tier I leverage capital ratio was 14.76%, 13.67%, 11.44%, and 9.41%, respectively, at September 30, 2015. Camden National and Camden National Bank exceeded the minimum total, Tier I, and common equity Tier I risk-based capital ratios of 10%, 8%, and 6.5%, respectively, and the minimum Tier I leverage capital ratio of 5% required by the Federal Reserve for an institution to be considered “well capitalized” under Basel III capital requirements.

On October 8, 2015, the Company issued $15.0 million in aggregate principal amount of 5.50% fixed rate subordinated notes due 2025 to certain institutional accredited investors. The notes were issued at par and are redeemable, in whole or in part, on or after October 8, 2020 and at any time upon the occurrences of certain events. The Company intends to use the proceeds for general corporate purposes, including for the provision of additional liquidity and working capital. The notes qualify as Tier II capital and will be included as such within the Company's total risk-based capital ratio.

The Merger of Camden National and SBM Financial, Inc.

On October 16, 2015, the Company and SBM completed the merger of the two companies. Under the terms of the Agreement and Plan of Merger, dated as of March 29, 2015 (“Merger Agreement”), each outstanding share of SBM common stock was converted into, subject to the allocation and proration procedures described in the Merger Agreement, either: (1) $206.00 in cash, without interest, or (2) 5.421 shares of common stock of Camden National.

Based on Camden National's closing stock price on October 16, 2015 of $39.48 per share, total consideration paid for SBM was $134.7 million. As of October 16, 2015, SBM's total assets were approximately $815 million, total net loans were approximately $640 million, and total deposits and borrowings were approximately $710 million. These balances are unaudited and do not include any adjustments for purchase accounting.

Upon completion of the merger on October 16, 2015, the Company had 10,203,807 shares of common stock outstanding, which includes the 2,749,762 shares of common stock issued as consideration for the merger.

Conference Call

Camden National will host a conference call and webcast at 9:00 a.m. eastern time on October 29, 2015 to discuss our third quarter 2015 financial results, business results and outlook. Participants should dial-in to the call 10 - 15 minutes before it begins. Information about the conference call is as follows:

Live dial-in (domestic):         (888) 349-0139
Live dial-in (international):    (412) 542-4154
Live webcast:            http://services.choruscall.com/links/cac151029

A link to the live webcast will be will be available on Camden National's website under "Investors" at www.CamdenNational.com prior to the meeting on October 29, 2015. The transcript of the conference call will also be available on Camden National's website approximately two days after the conference call.

About Camden National Corporation

Camden National Corporation is the holding company of Camden National Bank and Acadia Trust, N.A. Camden National Bank is a full-service community bank with a network of 64 branches and 85 ATMs throughout Maine. Acadia Trust, N.A. offers investment management and fiduciary services through its offices in Portland, Bangor and Ellsworth. Healthcare Professional Funding Corporation, a subsidiary of Camden National Bank, is a leader in financing for providers of dental, veterinary and eye care. Camden Financial Consultants, a division of Camden National Bank, provides full-service brokerage and insurance services. To learn more, visit www.CamdenNational.com.

Forward-Looking Statements

Certain statements contained in this press release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including certain plans, expectations, goals, projections and other statements, which are subject to numerous risks, assumptions and uncertainties. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Certain factors that could cause actual results to differ materially from expected results include difficulties in achieving cost savings from the merger or in achieving such cost savings within the expected time frame, difficulties in integrating Camden National and SBM, increased competitive pressures, changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the business in which Camden National is engaged, changes in the securities markets and other risks and uncertainties disclosed from time to time in in Camden National’s Annual Report on Form 10-K for the year ended December 31, 2014, as updated by other filings with the Securities and Exchange Commission ("SEC"). Camden National does not have any obligation to update forward-looking statements.

Use of Non-GAAP Financial Measures

In addition to evaluating the Company's results of operations in accordance with GAAP, management supplements this evaluation with certain non-GAAP financial measures, such as the efficiency, tangible assets and equity, and core return ratios; core operating earnings; core diluted EPS; tangible book value per share; and tax-equivalent net interest income. Management believes these non-GAAP financial measures help investors in understanding the Company's operating performance and trends and allow for better performance comparisons to other banks. In addition, these non-GAAP financial measures remove the impact of unusual items that may obscure trends in the Company's underlying performance. These disclosures should not be viewed as a substitute for GAAP operating results, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other financial institutions. Reconciliation to the comparable GAAP financial measure can be found in this document or the Form 8-K related to this document, all of which can be found on Camden National's website at www.CamdenNational.com.

Annualized Data

Certain returns, yields, and performance ratios, are presented on an “annualized” basis. This is done for analytical and decision-making purposes to better discern underlying performance trends when compared to full year or year-over-year amounts.

Selected Financial Data (unaudited)

	At or For The Three Months Ended			At or For The Nine Months Ended
In thousands, except number of shares and per share data	September 30, 2015	June 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Financial Condition Data
Investments	$820,052	$822,991	$803,675	$820,052	$803,675
Loans and loans held for sale	1,831,033	1,808,433	1,726,227	1,831,033	1,726,227
Allowance for loan losses	(21,132)	(21,194)	(21,585)	(21,132)	(21,585)
Total assets	2,871,798	2,837,921	2,741,989	2,871,798	2,741,989
Deposits	2,008,177	1,981,131	1,928,543	2,008,177	1,928,543
Borrowings	563,905	564,097	541,227	563,905	541,227
Shareholders' equity	259,403	254,540	239,912	259,403	239,912
Operating Data
Net interest income	$20,012	$20,635	$19,369	$60,081	$57,020
Provision for credit losses	279	254	539	979	1,675
Non-interest income	6,561	6,310	5,954	19,018	18,150
Non-interest expense	16,711	16,157	15,179	49,669	46,096
Income before income taxes	9,583	10,534	9,605	28,451	27,399
Income tax expense	3,127	3,341	3,154	9,191	8,917
Net income	$6,456	$7,193	$6,451	$19,260	$18,482
Core operating earnings(1)	$6,951	$7,308	$6,451	$20,523	$18,189
Key Ratios
Return on average assets	0.90%	1.02%	0.94%	0.91%	0.93%
Core return on average assets(1)	0.97%	1.04%	0.94%	0.97%	0.91%
Return on average equity	9.99%	11.35%	10.70%	10.19%	10.53%
Core return on average equity(1)	10.76%	11.53%	10.70%	10.86%	10.37%
Core return on average tangible equity(1)	13.56%	14.56%	13.82%	13.75%	13.50%
Tangible equity to tangible assets(1)	7.51%	7.42%	7.11%	7.51%	7.11%
Efficiency ratio(1)	58.94%	58.60%	59.18%	59.80%	61.01%
Yield on average interest-earning assets	3.54%	3.67%	3.58%	3.58%	3.59%
Average cost of funds	0.47%	0.48%	0.49%	0.48%	0.50%
Net interest margin	3.08%	3.21%	3.10%	3.12%	3.10%
Non-performing loans to total loans	0.83%	0.89%	1.35%	0.83%	1.35%
Non-performing assets to total assets	0.54%	0.59%	0.90%	0.54%	0.90%
Annualized charge-offs to average loans	0.08%	0.07%	0.20%	0.07%	0.13%
Tier I leverage capital ratio(2)	9.41%	9.39%	9.15%	9.41%	9.15%
Common equity tier I risk-based capital ratio(2)	11.44%	11.40%	—	11.44%	—
Tier I risk-based capital ratio(2)	13.67%	13.66%	13.90%	13.67%	13.90%
Total risk-based capital ratio(2)	14.76%	14.78%	15.14%	14.76%	15.14%
Per Share Data
Basic earnings per share	$0.86	$0.97	$0.87	$2.58	$2.47
Diluted earnings per share	$0.86	$0.96	$0.86	$2.57	$2.46
Core diluted earnings per share(1)	$0.93	$0.97	$0.86	$2.74	$2.42
Cash dividends declared per share	$0.30	$0.30	$0.27	$0.90	$0.81
Book value per share	$34.80	$34.17	$32.33	$34.80	$32.33
Tangible book value per share(1)	$28.45	$27.78	$25.80	$28.45	$25.80
Weighted average number of common shares outstanding	7,453,222	7,446,156	7,421,592	7,443,543	7,459,972
Diluted weighted average number of common shares outstanding	7,477,039	7,467,365	7,439,948	7,464,484	7,479,327
(1) Please see "Reconciliation of non-GAAP to GAAP Financial Measures."
(2) Starting March 31, 2015 reported regulatory capital ratios reflect Basel III regulatory capital rule and framework.

Consolidated Statements of Condition Data (unaudited)

(In thousands, except number of shares)	September 30, 2015	December 31, 2014
ASSETS
Cash and due from banks	$66,644	$60,813
Securities:
Available-for-sale securities, at fair value	724,237	763,063
Held-to-maturity securities, at amortized cost	75,368	20,179
Federal Home Loan Bank and Federal Reserve Bank stock, at cost	20,447	20,391
Total securities	820,052	803,633
Loans held for sale	890	—
Loans	1,830,143	1,772,610
Less: allowance for loan losses	(21,132)	(21,116)
Net loans	1,809,011	1,751,494
Bank-owned life insurance	59,090	57,800
Goodwill and other intangible assets	47,309	48,171
Premises and equipment, net	23,567	23,886
Deferred tax assets	12,875	14,434
Interest receivable	6,577	6,017
Other real estate owned	204	1,587
Other assets	25,579	22,018
Total assets	$2,871,798	$2,789,853
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Deposits:
Demand	$308,576	$263,013
Interest checking	480,065	480,521
Savings and money market	650,701	653,708
Certificates of deposit	339,937	317,123
Brokered deposits	228,898	217,732
Total deposits	2,008,177	1,932,097
Federal Home Loan Bank advances	55,000	56,039
Other borrowed funds	464,804	476,939
Junior subordinated debentures	44,101	44,024
Accrued interest and other liabilities	40,313	35,645
Total liabilities	2,612,395	2,544,744
Shareholders’ Equity
Common stock, no par value; authorized 20,000,000 shares, issued and outstanding 7,454,045 and 7,426,222 shares as of September 30, 2015 and December 31, 2014, respectively	42,072	41,555
Retained earnings	223,682	211,979
Accumulated other comprehensive income (loss):
Net unrealized gains (losses) on available-for-sale securities, net of tax	2,880	(319)
Net unrealized losses on derivative instruments, net of tax	(7,184)	(5,943)
Net unrecognized losses on postretirement plans, net of tax	(2,047)	(2,163)
Total accumulated other comprehensive (loss)	(6,351)	(8,425)
Total shareholders’ equity	259,403	245,109
Total liabilities and shareholders’ equity	$2,871,798	$2,789,853

Consolidated Statements of Income Data (unaudited)

	For The Three Months Ended September 30,
(In thousands, except per share data)	2015	2014
Interest Income
Interest and fees on loans	$18,651	$18,112
Interest on U.S. government and sponsored enterprise obligations	3,598	3,896
Interest on state and political subdivision obligations	624	319
Interest on federal funds sold and other investments	183	90
Total interest income	23,056	22,417
Interest Expense
Interest on deposits	1,557	1,562
Interest on borrowings	849	848
Interest on junior subordinated debentures	638	638
Total interest expense	3,044	3,048
Net interest income	20,012	19,369
Provision for credit losses	279	539
Net interest income after provision for credit losses	19,733	18,830
Non-Interest Income
Service charges on deposit accounts	1,554	1,600
Other service charges and fees	1,682	1,646
Income from fiduciary services	1,177	1,212
Brokerage and insurance commissions	411	441
Bank-owned life insurance	443	377
Mortgage banking income, net	390	55
Net gain on sale of securities	4	—
Other income	900	623
Total non-interest income	6,561	5,954
Non-Interest Expense
Salaries and employee benefits	8,691	8,078
Furniture, equipment and data processing	1,705	1,704
Net occupancy costs	1,194	1,175
Consulting and professional fees	470	468
Other real estate owned and collection costs	543	637
Regulatory assessments	513	511
Amortization of intangible assets	288	287
Merger and acquisition costs	766	—
Other expenses	2,541	2,319
Total non-interest expense	16,711	15,179
Income before income taxes	9,583	9,605
Income Taxes	3,127	3,154
Net Income	$6,456	$6,451
Per Share Data
Basic earnings per share	$0.86	$0.87
Diluted earnings per share	$0.86	$0.86

Consolidated Statements of Income Data (unaudited)

	For The Nine Months Ended September 30,
(In thousands, except per share data)	2015	2014
Interest Income
Interest and fees on loans	$56,077	$52,649
Interest on U.S. government and sponsored enterprise obligations	11,187	12,250
Interest on state and political subdivision obligations	1,504	927
Interest on federal funds sold and other investments	393	266
Total interest income	69,161	66,092
Interest Expense
Interest on deposits	4,630	4,678
Interest on borrowings	2,556	2,500
Interest on junior subordinated debentures	1,894	1,894
Total interest expense	9,080	9,072
Net interest income	60,081	57,020
Provision for credit losses	979	1,675
Net interest income after provision for credit losses	59,102	55,345
Non-Interest Income
Service charges on deposit accounts	4,634	4,689
Other service charges and fees	4,776	4,584
Income from fiduciary services	3,725	3,745
Brokerage and insurance commissions	1,362	1,378
Bank-owned life insurance	1,267	975
Mortgage banking income, net	975	197
Net gain on sale of securities	4	451
Other income	2,275	2,131
Total non-interest income	19,018	18,150
Non-Interest Expense
Salaries and employee benefits	25,550	24,359
Furniture, equipment and data processing	5,530	5,236
Net occupancy costs	3,905	3,825
Consulting and professional fees	1,734	1,768
Other real estate owned and collection costs	1,554	1,665
Regulatory assessments	1,534	1,477
Amortization of intangible assets	862	861
Merger and acquisition costs	1,629	—
Other expenses	7,371	6,905
Total non-interest expense	49,669	46,096
Income before income taxes	28,451	27,399
Income Taxes	9,191	8,917
Net Income	$19,260	$18,482
Per Share Data
Basic earnings per share	$2.58	$2.47
Diluted earnings per share	$2.57	$2.46

Quarterly Average Balance, Interest and Yield/Rate Analysis (unaudited)

	At or for the Three Months Ended			At or for the Three Months Ended
	September 30, 2015			September 30, 2014
(In thousands)	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate
Assets
Interest-earning assets:
Securities - taxable	$723,549	$3,781	2.09%	$755,114	$3,986	2.11%
Securities - nontaxable(1)	87,390	959	4.39%	38,884	491	5.05%
Loans(2):
Residential real estate	586,631	6,019	4.10%	570,737	6,030	4.23%
Commercial real estate	677,329	7,326	4.23%	614,128	6,982	4.45%
Commercial(1)	245,482	2,427	3.87%	229,079	2,257	3.85%
Municipal(1)	16,379	131	3.16%	17,812	138	3.08%
Consumer	297,721	2,896	3.86%	290,760	2,858	3.90%
Total loans	1,823,542	18,799	4.07%	1,722,516	18,265	4.19%
Total interest-earning assets	2,634,481	23,539	3.54%	2,516,514	22,742	3.58%
Cash and due from banks	54,497			47,893
Other assets	178,119			171,639
Less: allowance for loan losses	(21,279)			(21,829)
Total assets	$2,845,818			$2,714,217
Liabilities & Shareholders' Equity
Deposits:
Demand	$299,506	$—	—	$268,291	$—	—
Interest checking	503,417	104	0.08%	456,072	79	0.07%
Savings	281,556	42	0.06%	250,900	36	0.06%
Money market	369,983	310	0.33%	406,084	295	0.29%
Certificates of deposit	315,390	732	0.92%	325,144	759	0.93%
Total deposits	1,769,852	1,188	0.27%	1,706,491	1,169	0.27%
Borrowings:
Brokered deposits	237,308	369	0.62%	188,420	393	0.83%
Junior subordinated debentures	44,088	638	5.74%	43,986	638	5.75%
Other borrowings	503,542	849	0.67%	506,268	848	0.66%
Total borrowings	784,938	1,856	0.94%	738,674	1,879	1.01%
Total funding liabilities	2,554,790	3,044	0.47%	2,445,165	3,048	0.49%
Other liabilities	34,702			29,890
Shareholders' equity	256,326			239,162
Total liabilities & shareholders' equity	$2,845,818			$2,714,217
Net interest income (fully-taxable equivalent)		20,495			19,694
Less: fully-taxable equivalent adjustment		(483)			(325)
Net interest income		$20,012			$19,369
Net interest rate spread (fully-taxable equivalent)			3.07%			3.09%
Net interest margin (fully-taxable equivalent)			3.08%			3.10%

(1) Reported on tax-equivalent basis calculated using a tax rate of 35.0%, including certain commercial loans.
(2) Non-accrual loans and loans held for sale are included in total average loans.

Year-To-Date Average Balance, Interest and Yield/Rate Analysis (unaudited)

	At or for the Nine Months Ended			At or for the Nine Months Ended
	September 30, 2015			September 30, 2014
(In thousands)	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate
Assets
Interest-earning assets:
Securities - taxable	$736,077	$11,580	2.10%	$775,440	$12,516	2.15%
Securities - nontaxable(1)	69,195	2,313	4.46%	36,349	1,426	5.23%
Loans(2):
Residential real estate	585,655	18,087	4.12%	568,347	18,011	4.23%
Commercial real estate(3)	663,032	22,319	4.44%	586,514	20,080	4.51%
Commercial(1)	246,128	7,200	3.86%	204,811	6,093	3.92%
Municipal(1)	13,641	349	3.42%	14,504	379	3.49%
Consumer	294,088	8,552	3.89%	289,468	8,423	3.89%
Total loans	1,802,544	56,507	4.16%	1,663,644	52,986	4.23%
Total interest-earning assets	2,607,816	70,400	3.58%	2,475,433	66,928	3.59%
Cash and due from banks	49,415			43,942
Other assets	179,408			169,269
Less: allowance for loan losses	(21,303)			(21,776)
Total assets	$2,815,336			$2,666,868
Liabilities & Shareholders' Equity
Deposits:
Demand	$271,665	$—	—	$241,255	$—	—
Interest checking	493,501	291	0.08%	461,040	237	0.07%
Savings	272,773	119	0.06%	246,822	104	0.06%
Money market	378,507	895	0.32%	417,069	915	0.29%
Certificates of deposit	313,705	2,172	0.93%	331,966	2,336	0.94%
Total deposits	1,730,151	3,477	0.27%	1,698,152	3,592	0.28%
Borrowings:
Brokered deposits	237,852	1,153	0.65%	145,798	1,086	1.00%
Junior subordinated debentures	44,063	1,894	5.75%	43,961	1,894	5.76%
Other borrowings	514,336	2,556	0.66%	515,383	2,500	0.65%
Total borrowings	796,251	5,603	0.94%	705,142	5,480	1.04%
Total funding liabilities	2,526,402	9,080	0.48%	2,403,294	9,072	0.50%
Other liabilities	36,132			29,000
Shareholders' equity	252,802			234,574
Total liabilities & shareholders' equity	$2,815,336			$2,666,868
Net interest income (fully-taxable equivalent)		61,320			57,856
Less: fully-taxable equivalent adjustment		(1,239)			(836)
Net interest income		$60,081			$57,020
Net interest rate spread (fully-taxable equivalent)			3.10%			3.09%
Net interest margin (fully-taxable equivalent)(3)			3.12%			3.10%

(1) Reported on tax-equivalent basis calculated using a tax rate of 35.0%, including certain commercial loans.
(2) Non-accrual loans and loans held for sale are included in total average loans.
(3) Includes $734,000 of income in the second quarter of 2015 upon payoff of one loan that was on non-accrual status. Excluding this one-time pick-up, net interest margin for the nine months ended September 30, 2015 was 3.08%.

Asset Quality Data (unaudited)
(In thousands)	At or For The Nine Months Ended September 30, 2015	At or For The Six Months Ended June 30, 2015	At or For The Three Months Ended March 31, 2015	At or For The Twelve Months Ended December 31, 2014	At or For The Nine Months Ended September 30, 2014
Non-accrual loans:
Residential real estate	$4,149	$4,498	$5,630	$6,056	$7,098
Commercial real estate	3,384	2,813	4,083	7,043	5,707
Commercial	1,383	1,425	1,442	1,529	3,051
Consumer	1,243	1,957	1,942	2,011	2,169
Total non-accrual loans	10,159	10,693	13,097	16,639	18,025
Loans 90 days past due and accruing	—	—	—	—	—
Renegotiated loans not included above	5,013	5,313	4,433	4,539	5,198
Total non-performing loans	15,172	16,006	17,530	21,178	23,223
Other real estate owned:
Residential real estate	204	300	533	575	554
Commercial real estate	—	351	848	1,012	1,012
Total other real estate owned	204	651	1,381	1,587	1,566
Total non-performing assets	$15,376	$16,657	$18,911	$22,765	$24,789
Loans 30-89 days past due:
Residential real estate	$1,153	$1,287	$798	$1,303	$880
Commercial real estate	1,281	586	959	381	1,675
Commercial	497	718	144	656	2,027
Consumer	315	897	707	891	2,015
Total loans 30-89 days past due	$3,246	$3,488	$2,608	$3,231	$6,597
Allowance for loan losses at the beginning of the period	$21,116	$21,116	$21,116	$21,590	$21,590
Provision for loan losses	972	691	440	2,224	1,675
Charge-offs:
Residential real estate	468	292	113	785	370
Commercial real estate	174	103	55	361	276
Commercial	387	243	159	1,544	1,201
Consumer	481	260	97	754	371
Total charge-offs	1,510	898	424	3,444	2,218
Total recoveries	554	285	133	746	538
Net charge-offs	956	613	291	2,698	1,680
Allowance for loan losses at the end of the period	$21,132	$21,194	$21,265	$21,116	$21,585
Components of allowance for credit losses:
Allowance for loan losses	$21,132	$21,194	$21,265	$21,116	$21,585
Liability for unfunded credit commitments	24	26	23	17	21
Balance of allowance for credit losses	$21,156	$21,220	$21,288	$21,133	$21,606
Ratios:
Non-performing loans to total loans	0.83%	0.89%	0.98%	1.19%	1.35%
Non-performing assets to total assets	0.54%	0.59%	0.67%	0.82%	0.90%
Allowance for loan losses to total loans	1.15%	1.17%	1.19%	1.19%	1.25%
Net charge-offs to average loans (annualized):
Quarter-to-date	0.08%	0.07%	0.07%	0.23%	0.20%
Year-to-date	0.07%	0.07%	0.07%	0.16%	0.13%
Allowance for loan losses to non-performing loans	139.27%	132.41%	121.30%	99.70%	92.95%
Loans 30-89 days past due to total loans	0.18%	0.19%	0.15%	0.18%	0.38%

Reconciliation of non-GAAP to GAAP Financial Measures

Efficiency Ratio:
	For the Three Months Ended			For the Nine Months Ended
(In thousands)	September 30, 2015	June 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Non-interest expense, as presented	$16,711	$16,157	$15,179	$49,669	$46,096
Less: merger and acquisition costs	766	128	—	1,629	—
Adjusted non-interest expense	$15,945	$16,029	$15,179	$48,040	$46,096
Net interest income, as presented	$20,012	$20,635	$19,369	$60,081	$57,020
Add: effect of tax-exempt income(1)	483	410	325	1,239	836
Non-interest income, as presented	6,561	6,310	5,954	19,018	18,150
Less: net gain on sale of securities	4	—	—	4	451
Adjusted net interest income plus non-interest income	$27,052	$27,355	$25,648	$80,334	$75,555
Non-GAAP efficiency ratio	58.94%	58.60%	59.18%	59.80%	61.01%
GAAP efficiency ratio	62.89%	59.96%	59.94%	62.79%	61.32%
(1) Assumed 35.0% tax rate.

Tax-Equivalent Net Interest Income:
	For the Three Months Ended			For the Nine Months Ended
(In thousands)	September 30, 2015	June 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Net interest income, as presented	$20,012	$20,635	$19,369	$60,081	$57,020
Add: effect of tax-exempt income(1)	483	410	325	1,239	836
Net interest income, tax equivalent	$20,495	$21,045	$19,694	$61,320	$57,856
(1) Assumed 35.0% tax rate.

Tangible Book Value Per Share and Tangible Equity to Tangible Assets:
(In thousands, except number of shares and per share data)
Tangible Book Value Per Share:	September 30, 2015	June 30, 2015	September 30, 2014
Shareholders' equity, as presented	$259,403	$254,540	$239,912
Less: goodwill and other intangible assets	47,309	47,596	48,458
Tangible equity	$212,094	$206,944	$191,454
Shares outstanding at period end	7,454,045	7,449,645	7,421,595
Tangible book value per share	$28.45	$27.78	$25.80
Book value per share	$34.80	$34.17	$32.33
Tangible Equity to Tangible Assets:
Total assets	$2,871,798	$2,837,921	$2,741,989
Less: goodwill and other intangibles	47,309	47,596	48,458
Tangible assets	$2,824,489	$2,790,325	$2,693,531
Tangible equity to tangible assets	7.51%	7.42%	7.11%
Shareholders' equity to total assets	9.03%	8.97%	8.75%

Core Operating Earnings, Core Diluted EPS, Core Return on Average Assets, and Core Return on Average Equity:
	For the Three Months Ended			For the Nine Months Ended
(In thousands, except per share data)	September 30, 2015	June 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Core Operating Earnings:
Net income, as presented	$6,456	$7,193	$6,451	$19,260	$18,482
Merger and acquisition costs, net of tax(1)	498	115	—	1,266	—
Gains on sale of securities, net of tax(2)	(3)	—	—	(3)	(293)
Core operating earnings	$6,951	$7,308	$6,451	$20,523	$18,189
Core Diluted EPS:
Diluted EPS, as presented	$0.86	$0.96	$0.86	$2.57	$2.46
Non-core transactions impact	0.07	0.01	—	0.17	(0.04)
Core diluted EPS	$0.93	$0.97	$0.86	$2.74	$2.42
Core Return on Average Assets:
Return on average assets, as presented	0.90%	1.02%	0.94%	0.91%	0.93%
Non-core transactions impact	0.07%	0.02%	—%	0.06%	(0.02)%
Core return on average assets	0.97%	1.04%	0.94%	0.97%	0.91%
Core Return on Average Equity:
Return on average equity, as presented	9.99%	11.35%	10.70%	10.19%	10.53%
Non-core transactions impact	0.77%	0.18%	—%	0.67%	(0.16)%
Core return on average equity	10.76%	11.53%	10.70%	10.86%	10.37%
(1) Assumed 35.0% tax rate for deductible expenses.
(2) Assumed 35.0% tax rate.

Core Return on Average Tangible Equity:
	For the Three Months Ended			For the Nine Months Ended
(In thousands)	September 30, 2015	June 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Net income, as presented	$6,456	$7,193	$6,451	$19,260	$18,482
Amortization of intangible assets, net of tax(1)	187	187	187	560	560
Merger and acquisition costs, net of tax(2)	498	115	—	1,266	—
Gains on sale of securities, net of tax(1)	(3)	—	—	(3)	(293)
Core tangible operating earnings	$7,138	$7,495	$6,638	$21,083	$18,749
Average equity	$256,326	$254,255	$239,162	$252,802	$234,574
Less: average goodwill and other intangible assets	47,446	47,733	48,596	47,730	48,879
Average tangible equity	$208,880	$206,522	$190,566	$205,072	$185,695
Core return on average tangible equity	13.56%	14.56%	13.82%	13.75%	13.50%
Return on average equity	9.99%	11.35%	10.70%	10.19%	10.53%
(1) Assumed 35.0% tax rate.
(2) Assumed 35.0% tax rate for deductible expenses.
CONTACT: Michael R. Archer, Vice President, Corporate Controller, Camden National Corporation, (800) 860-8821, marcher@camdennational.com